NITCHES, INC.
                              EXECUTIVE OPTION PLAN
                                    Effective
                                 August 24, 1996


         1. Purpose of the Plan. The purpose of this Executive Option Plan (the "Plan") is to serve as an incentive to, and to encourage stock ownership by, selected executive employees and Directors of the Board of Nitches, Inc., a California corporation or its parent or subsidiary corporations, (collectively the "Company"), so that they may participate in the Company's growth and profitability and to induce them to remain in the employ or serve on the Board of Directors of the Company. The Plan is not intended to qualify under any relevant section of the Internal Revenue Code.

         2. Administration. Subject to the authority of the Company's Board of Directors, the Plan shall be administered by a Committee appointed by the Board of Directors (the "Committee"), consisting of at least two independent directors who shall serve at the pleasure of the Board of Directors and all of whom shall be "nonemployee" directors within the meaning of Securities and Exchange Commission Rule 16b-3 to the extent possible. If no Committee has been appointed, the Board of Directors shall be the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion, to determine which employees or members of the Board of Directors of the Company shall receive Options for the purchase of shares under the Plan ("Options"), the time when Options shall be granted, the terms of such Options (which may differ from one another to the extent not inconsistent with this Plan), and the number of shares to be subject to Options. Acts by a majority of the Committee in a meeting at which a quorum is present and consents in writing by a majority of the members of the Committee shall be valid acts of the Committee. The Committee shall have authority to do everything necessary or appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

         3. Eligible Participants. All executive employees or members of the Board of Directors of the Company or any parent or subsidiary corporation of the Company (including subsidiaries which become such after the adoption of the Plan) who are selected by the Committee shall be eligible to participate in the Plan. In determining the executives or Board Member to whom Options are to be granted and the terms of the Options, the Committee may consider all relevant factors, including but not limited to, the following: the office or position of the executive or Board Member and his or her degree of responsibility for growth and success of the Company; length of service; remuneration; promotions; and potential performance. No person shall be granted an Option under the Plan unless, on the date of grant, such person is an executive employee or member of the Board of Directors of the Company.



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         4. Stock  Subject to the Plan.  The stock  subject to the Plan shall be shares of the Company's authorized but unissued or acquired or reacquired common stock. Subject to the provisions of Sections 5.6, 5.7 and 5.8 of the Plan, the maximum aggregate number of shares for which Options may be granted and sold under the Plan is 200,000. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, then unpurchased shares subject thereto shall again be available for purposes of this Plan.

         5. Terms and Conditions of Options. Any Option granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

                  5.1 Number of Shares. Each Option shall state the number of shares to which it pertains.

                  5.2 Option Exercise Price. Each Option shall state the Option exercise price. The Option exercise price shall be determined by the Committee, but in no event shall the price be less than the stock's fair market value on the date of the grant.

                  5.3 Method of Exercise. An Option shall be exercised by the delivery of both written notice (on a form to be adopted by the Committee) of exercise to the Company at its principal place of business by the person entitled to exercise the Option and payment for the shares with respect to which the Option is exercised. Payment shall be by bank certified or cashier's check, by surrender of a portion of the options or other method of cashless exercise. Until an optionee becomes a shareholder of record, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares notwithstanding the exercise of the Option. No adjustment shall be made for dividend or other rights as to which the record date precedes the date the optionee becomes a shareholder of record, except as provided in Section 5.7. Options may not be exercised as to fractional shares. As soon as reasonably practicable after receipt by the Company of a notice of exercise, the Company shall deliver to the optionee at the principal office of the Company, or at such other appropriate place as may be determined by the Committee, a certificate or certificates for shares of stock with respect to which the Option is exercised. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an Option shall be exercisable by any person other than the optionee, the required notice under this section 5.3 shall be accompanied by appropriate proof of the right of such person to exercise the Option.

                  5.4 Option Exercise Period. Each Option granted under the Plan shall be exercisable and shall expire on a date, or in installments, as fixed by the Committee, and shall contain such other terms as may be determined by the Committee and as set forth in the stock option agreement.


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                  5.5 Term of  Options.  The  term of an  Option  granted  to an employee or Board Member under this Plan is to be determined by the Committee and shall be set forth in the stock option agreement. The Committee may, among other things, provide for the termination of any Option in the event the optionee leaves the employ or ceases to be a director of the Company for any reason. If such a provision is contained in the stock option agreement, then notwithstanding that provision:

                        (i) In the event of termination of employment or service on the Board of Directors of an optionee due to the optionee's death, the personal representatives of the optionee or any person or persons to whom the rights of the optionee under such Options pass by will or by the applicable laws of descent and distribution (collectively "Representatives") may, at any time within a period of six months after the death of such optionee, exercise any or all of such Option rights to the extent such Option rights are exercisable on the date of death of such optionee; and

                        (ii) In the event termination of optionee's employment or service on the Board of Directors is due to the disability of the optionee (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), the optionee, or if the optionee thereafter dies, the Representatives may, at any time within a period of six months after the optionee's termination of employment or service on the Board of Directors, exercise any or all of such Option rights to the extent such Option rights are exercisable on the date of the termination of employment or service on the Board of Directors. The Committee shall determine whether an authorized leave of absence, absence for military or governmental service or disability shall constitute termination of employment for purposes of this Section 5.5. Such determination shall be subject to review by the Board of Directors.

                  5.6 Recapitalization. Subject to any required action by the Company's shareholders, the number of shares of stock which may be purchased upon the exercise of each outstanding Option, and the exercise price per share set forth in such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of the Company resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or any other transaction in which the company increases or decreases its issued shares but does not receive payment for such shares. Any fraction of a share subject to an Option that would otherwise result from an adjustment pursuant to this Section 5.6 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such Option.

                  5.7 Mergers or Dissolution. Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities and other property to which a holder of the number of shares of the Company's stock subject to the Option would have been entitled in such merger or consolidation. Unless the obligations under the Options are assumed by the surviving corporation, a dissolution or liquidation of the Company or a merger or a

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consolidation in which the Company is not the surviving  corporation shall cause each outstanding Option to terminate; provided, however, that if the Company's obligations under the Option are not assumed by the surviving corporation, each optionee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise all Options held by such optionee in whole or in part, whether or not then exercisable under the terms of the option agreement. If the Company should be consolidated with, or merged into, any other corporation, or if the Company should sell or transfer substantially all of its assets, or if any other similar event affecting shares of stock of the Company should occur, and if the acquiring corporation assumes the Company's obligations under the Options granted under this Plan, then each optionee shall be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, to which the optionee would have been entitled had the optionee's Option been exercised prior to such event.

                  5.8 Adjustments by Committee. To the extent that the adjustments set forth in Sections 5.6 and 5.7 relate to stock or securities of the Company, such adjustments shall be made by the Committee. The determination of the Committee shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

                  5.9 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not exercised and authorize the granting of new Options and substitutions therefor.

                  5.10 Withholding Taxes. Notwithstanding anything else to the contrary in the Plan or any stock option agreement, the exercise of any Option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee for payment by the optionee, to the Company of all local, state and federal withholding taxes applicable, in the Company's judgment, to the exercise, or the later disposition of shares acquired upon exercise, of an Option.

                  5.11 Reports to Optionees. The Company shall provide financial and other information regarding the Company to each optionee at least annually while such optionee's Option is outstanding. Such financial and other information shall be the information regularly

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provided  by the Company to each of its  shareholders,  and shall be provided to such optionee when and substantially in the manner provided to the Company's shareholders.

                  5.12 Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option and sale of stock acquired upon exercise of the Option, as the Committee and the Board of Directors shall deem advisable.

         6. Non-Assignability of Options. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee. For purposes of the Plan, the term "optionee" shall be deemed to include representatives.

         7. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated pursuant to
Section 8. In no event shall Options be granted under the Plan after its termination.

         8. Amendment or Termination of the Plan. The Board of Directors may amend the Plan from time to time. The Board of Directors may terminate the Plan at any time. Any such termination shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

         9. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to Options granted under the Plan shall be used for general corporate purposes.

         10. Securities Law Compliance. The committee may, in its discretion, cause the Plan, Options issued hereunder and the shares to be offered pursuant to Options granted hereunder to be registered and/or qualified in accordance with the applicable regulations under the Securities Act of 1933, as amended, and the California Corporate Securities Law of 1968, as amended. If the Company has not so registered and qualified the plan and such Options and shares, the Company may, as a condition to the exercise of any portion of an Option, require the employee exercising such Option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, and for this purpose may require such other representations as the Company reasonably may deem to be necessary. Notwithstanding any provision of the Plan to the contrary, the Company shall not be obligated to grant any Option under the Plan or to sell or issue any shares pursuant to any option agreement executed pursuant to the Plan, and no such grant of Option or sale of shares shall be effective, unless such grant of Option or sale is effectively registered, qualified or exempt from registration and qualification under all applicable federal and state securities laws. The Committee shall have the right to suspend any optionee's ability to exercise any Option granted under the Plan (or any portion thereof) if, but only if, in the

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Committee's  judgment,  such  suspension  is  necessary or desirable in order to permit  grants of options  or sales of the  Company's  shares  under the Plan to
qualify  for  any  exemption   from  the   registration   and/or   qualification
requirements  of  applicable  state  and  federal   securities  laws.  Any  such
suspension of exercisability shall be for such period or periods as are determined by the Committee. Neither the Company nor the Committee, nor any officers, directors or members thereof, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this section 10.

         11. Reservation of Shares and Common Stock. The Company, during the term of this Plan, shall at all times reserve and keep available an adequate number of shares of common stock, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of the shares as shall be sufficient to satisfy the requirements of the Plan. Notwithstanding the foregoing, nothing set forth in the Plan shall be construed so as to require the Company to register or qualify any transaction under the Plan or Options issued thereunder with any state or federal governmental agency.

         12. Employment Relationship. Nothing set forth in this Plan or any Option granted hereunder shall be construed so as to (i) in any way limit the right of the Company, its parent or subsidiaries to terminate any optionee's employment or service on the Board of Directors at any time, or (ii) confer upon any optionee any right to continue in the employ of the Company, its parent or subsidiaries.

         13.  Definitions.   As  used  in  the  Plan,  the  terms  "parent"  and
"subsidiary" shall have the meaning ascribed to them in Section 424 of the Internal Revenue Code of 1986.

         IN WITNESS WHEREOF, the Plan has been adopted by the Board of Directors of the Company on October 3, 1989 and amended by the Board of Directors of the Company on October 16, 1995 and August 24, 1996.

                                               NITCHES, INC.


                                               By: \s\ STEVEN P. WYANDT
                                                  -----------------------------
                                                  Steven P. Wyandt, President


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